Exhibit 5.1

November 21, 2006

Board of Directors Option Care, Inc. 495 Half Day Road, Suite 300 Buffalo Grove, Illinois 60089

Re:                               Option Care, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Option Care, Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 389,014 shares of Company common stock, par value $0.01 per share (the “Common Stock”) to be offered by the selling stockholders named in the Registration Statement from time to time pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.  All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

(1)          the Certificate of Incorporation of the Company, as amended;

(2)          the Restated Bylaws of the Company; and

(3)          the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials, officers of the Company and of the selling stockholders named in the Registration Statement, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent

Board of Directors

November 21, 2006

investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.               Based solely on a recently dated good standing certificate from the Secretary of State of the State of Delaware, the Company is validly existing as a corporation, in good standing under the laws of the State of Delaware.

2.               The Shares have been validly issued and are fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the laws of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Lawyers” in the prospectus filed as a part thereof.  We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP

Bryan Cave LLP